UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2017

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Liwan District, No.145 Enzhou Big Lane, B2 Fuli Square, 8th Zhongshan Road, Unit 505, 5/F, Guangzhou, Guangdong, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2016, China Teletech Holding Inc., a Florida corporation (“China Teletech”), Liaoning Kuncheng Education Investment Co. Ltd., a company organized under the laws of the People’s Republic of China (“Kuncheng”), and Kunyuan Yang, the 94.9% shareholder of Kuncheng (the “Mr. Yang”) entered into a share exchange agreement (the “Kuncheng Share Exchange Agreement”), pursuant to which China Teletech would acquire 51% of the issued and outstanding equity securities of Kuncheng (the “Kuncheng Share Exchange”) upon closing of the transactions underlying the Kuncheng Share Exchange.

For a description of the Kuncheng Share Exchange Agreement and the Kuncheng Share Exchange, please refer to Item 2.01 herein below. The descriptions of the Kuncheng Share Exchange Agreement are qualified in their entirety by reference to the complete text of the Kuncheng Share Exchange Agreement, which is attached hereto as Exhibit 2.1, and are incorporated by reference herein. You are urged to read the entire Kuncheng Share Exchange Agreement and the other exhibits attached hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

OVERVIEW

As used in this report, unless otherwise indicated, the terms “we” and “us” refer to China Teletech Holding Inc., a Florida corporation (“China Teletech”), its wholly-owned subsidiary Strategic Services Group Ltd., a British Virgin Islands company (“SSGL”), 51%-owned subsidiary Liaoning Kunchengyuan Internet Technology Co. Ltd. (formerly known as Liaoning Kuncheng Education Investment Co. Ltd.) (“Kuncheng”), and 51%-owned subsidiary Liaoning Kunyuan Internet Technology Co. Ltd (“Kunyuan”). As of the date of this report, each of Kuncheng and Kunyuan is a foreign investment limited liability entity (“FIE”) organized pursuant to PRC laws.

As of the date of this report, 51% of Kuncheng is held by China Teletech, 43.9% held by Mr. Yang, and the remaining 5.1% held by Zefeng Sun. As of the date of this Report, China Teletech is a 51% owner of Kunyuan upon closing of the Kuncheng Share Exchange, and Kuncheng a 49% holder.

HISTORY

We were incorporated as Avalon Development Enterprises, Inc. on March 29, 1999, under the laws of the State of Florida.  From inception until January 2007, we engaged in the business of acquiring commercial property which later expanded to include building cleaning, maintenance services, and equipment leasing as supporting ancillary services and sources of revenue.  On January 10, 2007, the Company, Global Telecom Holdings, Ltd., a British Virgin Islands company (“GTHL”), and the shareholders of GTHL, entered into a share exchange agreement, pursuant to which the Company issued 39,817,500 restricted shares of its common stock, par value $0.001 per share (the “Common Stock”) to the shareholders of GTHL in exchange for all of the issued and outstanding capital stock of GTHL.  Following the transaction on March 27, 2007, GTHL became our wholly-owned subsidiary and we changed our name to Guangzhou Global Telecom Holdings, Inc. and succeeded to the business of GTHL.

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In 2007, we established four subsidiaries; namely, Zhengzhou Global Telecom Equipment Limited (“ZGTE”), Macau Global Telecom Company Limited (“MGT”), Huantong Telecom Hongkong Holding Limited (“HTHKH”), and Huantong Telecom Singapore Company PTE Limited (“HTS”) with capital of RMB 500,000, Macau Dollar 300,000, Hong Kong Dollar 100 and Singapore Dollar 200,000, respectively. Simultaneously, we established a subsidiary; namely, Guangzhou Huantong Telecom Technology and Consultant Services, Ltd (“GHTTCS”) with capital of RMB 8,155,730. Pursuant to stock purchase agreements dated April 9, 2008 and July 29, 2008 (the “Stock Purchase Agreements”), respectively, the Company acquired 50% of the issued and outstanding shares of Beijing Lihe Jiahua Technology and Trading Company Ltd (“BLJ”) and 51% of the issued and outstanding shares of Guangzhou Renwoxing Telecom Co., Ltd. (“GRT”), a limited liability company incorporated in China from the respective shareholders of BLJ and GRT (the “Shareholders”). Pursuant to the terms of the Stock Purchase Agreements, the Shareholders agreed to sell and transfer the proportion of the shares to the Company for a purchase consideration of US$300,000 and US$291,833 respectively.

In 2009 and 2010, the Company disposed of CHTTCS, ZGTE, MGT and BLJ due to their loss in operations. HTHKH and HTS were not able to commence operations since its inception, so the Company deregistered them in 2010.

Acquisition of China Teletech Limited

On March 30, 2012, the Company completed a share exchange transaction with China Teletech Limited, a British Virgin Islands corporation (“CTL”), by entering into a share exchange agreement dated March 30, 2012 with CTL and the former shareholders of CTL.

CTL is a British Virgin Islands Company, incorporated on January 30, 2008 under the British Virgin Islands Business Act 2004. Its primary business operations were concluded through two wholly owned subsidiaries located in China, namely, (a) Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”) and (b) Guangzhou Rongxin Science and Technology Limited (“Guangzhou Rongxin”).

Pursuant to the share exchange agreement dated March 30, 2012, we acquired all the outstanding capital stock of CTL from the former shareholders of CTL in exchange for the issuance of 40,000,000 shares of our Common Stock. The shares issued to the former shareholders of CTL constituted approximately 68.34% of our issued and outstanding shares of Common Stock immediately upon the commutation of the share exchange transaction. As a result of the share exchange, CTL became our wholly owned subsidiary and Dong Liu and Yuan Zhao, the former shareholders of CTL, became our principal shareholders.

In connection with the share exchange, Yankuan Li resigned as our Chief Financial Officer, Secretary and Chairman of the Board of Directors, effective as of March 30, 2012. At the same time, Dong Liu, Yuan Zhao, Yau Kwong Lee and Kwok Ming Wai Andrew were appointed as our directors. Ms. Yankuan Li remained President, Chief Executive Officer and a director of the Company.

Sale of the Company’s Wholly-Owned Subsidiary, Guangzhou Global Telecommunication Company Limited

On June 30, 2012, we entered into a sales and purchase agreement with Mr. Zhu Sui Hui (“Mr. Hui”) pursuant to which we sold all the capital stock of Guangzhou Global Telecommunication Company Limited (“GGT”), our wholly-owned subsidiary, to Mr. Hui for RMB 5,000, or approximately $800 (the “GGT Spin-Off”). Both parties agreed to unconditionally waive the current accounts payable or receivable balances between the Company (and its subsidiaries) and GGT. Before the GGT Spin-Off, GGT was engaged in the trading and distribution of cellular phones and accessories, prepaid calling cards, and rechargeable store-value cards.

Disposition of the Company’s variable interest entity, Shenzhen Rongxin Investment Co., Ltd.

On September 30, 2012, CTL entered into an agreement with a related party of us, Liu Yong, brother of Mr. Liu Dong, the Company’s former Chairman, to dispose of the variable interest entity Shenzhen Rongxin Investment Co., Ltd for a cash consideration of US$1,579.

Sale of the Company’s Subsidiary, GRT

On June 30, 2013, the Company’s subsidiary, GTHL, entered into an agreement with an independent third party to spin off its 51% owned subsidiary GRT for a cash consideration of US$3,232.

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Deregistration of the Company’s Wholly-Owned Subsidiaries, Guangzhou Rongxin Science and Technology Limited

On December 30, 2013, the Company had its subsidiary, Guangzhou Rongxin deregistered due to ceased operations.

Following the deregistration of Guangzhou Rongxin, the Company became a shell company with no operations until the Company entered into the Jinke Share Exchange Agreement (defined below) with Jinke (defined below).

Sale of the Company’s Wholly-Owned Subsidiaries Global Telecom Holdings Limited and China Teletech Limited

On January 1, 2015, the Company entered into an agreement with an independent third party to dispose of GTHL and CTL for a cash consideration of US$2,000.

Share Exchange with Jinke

On January 28, 2015, the Company entered into a share exchange agreement (the “Jinke Share Exchange Agreement”) with Shenzhen Jinke Energy Development Co., Ltd., a company organized under the laws of the People’s Republic of China (“Jinke”), and Guangyuan Liu, the holder of 97% of the equity interest of Jinke (the “Mr. Liu”), pursuant to which the Company acquired 51% of the issued and outstanding equity securities of Jinke (the “Jinke Share Exchange”). In connection with the Jinke Share Exchange, Mr. Guangyuan Liu was appointed a director of the Company.

Pursuant to the Jinke Share Exchange Agreement, the Company agreed to issue an aggregate of 20,000,000 shares of its Common Stock to Mr. Liu in exchange for 51% of the issued and outstanding securities of Jinke. Of the 20,000,000 shares to be issued by the Company, 16,000,000 were issued on October 6, 2014 (“Jinke Issued Shares”) and delivered to Mr. Liu and his designee prior to closing and 4,000,000 were to be issued and delivered at closing. The Jinke Share Exchange closed on January 28, 2015. The remaining 4,000,000 shares were never issued to Mr. Liu.

Incorporation of Strategic Services Group Limited

On November 8, 2016, SSGL was incorporated in the British Virgin Islands as a wholly owned subsidiary of the Company. SSGL is an investment holding company with no business operation since its incorporation.

Rescission Agreement with Jinke

On November 15, 2016, the Company, Jinke and the Jinke Shareholder entered into a certain mutual rescission agreement (the “Rescission Agreement”), whereby the parties agreed to rescind the Jinke Exchange Agreement and unwind the Jinke Share Exchange as if it had never occurred, for a consideration of 10,000,000 newly issued restricted shares (the “Rescission Shares”) of the Common Stock to be issued to Mr. Liu upon closing of the transactions contemplated in the Rescission Agreement. Pursuant to the Rescission Agreement, Mr. Liu would return and surrender the Jinke Issued Shares and the Company would issue the Rescission Shares to Mr. Liu. Mr. Liu also resigned as a director pursuant to the Rescission Agreement, effective as of November 15, 2016. As of the date of this Report, Mr. Liu has not returned and surrendered the Jinke Issued Shares and the Company has not issued the Rescission Shares.

Kuncheng Share Exchange Agreement with Kuncheng

On November 15, 2016, the Company, Kuncheng and Mr. Yang, the principal shareholder of Kuncheng, entered into the Kuncheng Share Exchange Agreement pursuant to which the Company agreed to purchase 51% of the equity ownership in Kuncheng, for a purchase price of an aggregate of 30,000,000 shares of Common Stock issued to Mr. Yang (the “Kuncheng Share Exchange”).

In connection with the Kuncheng Share Exchange, Kuncheng shall appoint additional members to the Board of Directors of the Company (the “Board”) including Mr. Yang, upon Closing (defined below). As of the date of this report, Mr. Yang was appointed a director of the Board.

As of the date of this report, the Company and Mr. Yang completed the closing of the Kuncheng Share Exchange and the Company has completed the registration of the transfer of Kuncheng’s ownership with the relevant PRC governmental authorities (the “Closing”). 10,000,000 additional shares were issued and delivered upon closing of the Kuncheng Share Exchange, and the remaining 20,000,000 shares were issued at the Closing.

Registration of Kunyuan

On April 19, 2017, Liaoning Kunyuan Internet Technology Co. Ltd. (“Kunyuan”) was registered under the laws of the People’s Republic of China as a JV. Effective June 2, 2017, Kunyuan changed its registration to become an FIE. As of the date of this report, Kuncheng holds 49% and China Teletech holds 51% of the ownership in Kunyuan. As of the date of this report, Kunyuan has no significant business activities or operations.

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The corporate structure of China Teletech subsequent to the closing of the Kunyuan Share Exchange is illustrated as follows:

The address of our principal executive offices and corporate offices is Liwan District, No.145 Enzhou Big Lane, B2 Fuli Square, 8th Zhongshan Road, Unit 505, 5/F, Guangzhou, Guangdong, China. Our telephone number is 00852-6873-3117.

PRINCIPAL TERMS OF THE KUNCHENG SHARE EXCHANGE AGREEMENT

On November 15, 2016, China Teletech, Kuncheng and Mr. Yang entered into the Kuncheng Share Exchange Agreement pursuant to which China Teletech agreed to issue an aggregate of 30,000,000 shares of its Common Stock, to Mr. Yang in exchange for 51% of the issued and outstanding securities of Kuncheng. Prior to the Kuncheng Share Exchange, Mr. Yang was a 94.9% shareholder of Kuncheng. At the closing of the Kuncheng Share Exchange, Mr. Yang is now a 43.9% shareholder of Kuncheng.

Both China Teletech and Kuncheng believed that the acquisition transaction is in the best interest of their respective shareholders. China Teletech believed that the acquisition would enhance the value of the Company through the acquisition of a majority equity interest in Kuncheng’s viable business, and Kuncheng believed that such transaction would afford Kuncheng access to the U.S. capital market and other possible financial resources. Prior to the execution of the Kuncheng Share Exchange Agreement, no material relationship had existed between China Teletech and its affiliates, on the one hand, and Kuncheng and its affiliates, on the other.

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10,000,000 shares of Common Stock were issued and delivered on January 3, 2017, prior to the closing of the Kuncheng Share Exchange. The Kuncheng Share Exchange closed on the date of this Report, and the remaining 20,000,000 shares of Common Stock were issued to Mr. Yang.  Because the Company is a non-PRC shareholder of Kuncheng, it must take steps to register its foreign ownership. As of May 26, 2017, Kuncheng has obtained approval from the relevant PRC governmental authorities including but not limited to, (1) changing the registration of ownership of Kuncheng to reflect the transfer of the 51% equity interest to China Teletech, and (2) changing Kuncheng’s registration from a PRC entity to an FIE.

In connection with the Kuncheng Share Exchange, Mr. Yang was appointed a director of the Board, effective as of the closing of the Kuncheng Share Exchange.

BUSINESS

Prior to entering into the Kuncheng Share Exchange with Kuncheng and Mr. Yang, we were a shell company with no operations. As of the date of this report which is the closing of the transactions underlying the Kuncheng Acquisition, we are a holding company with substantially all of our operations located in the PRC through our 51% equity ownership of Kuncheng. Through Kuncheng, we are now an education service company that provides education investment, education management and operation of education institutions, and international education programs.

Established in March 30, 2016, Kuncheng is a limited liability company primarily focused on investing in education programs and operating and managing education institutions.

Kuncheng entered into a certain Project Transfer Agreement on April 20, 2016 (the “Project Transfer Agreement”) with Shenyang Aidesi Education School, d/b/a Shenyang International A-Level Center (the “Center”) to acquire the right of operating and managing the Center for a consideration of RMB 5 million (approximately US$ 750,000). The Center is a private, non-corporation entity registered/organized under the laws of the People’s Republic of China, and was established in May 2011. The consideration was fully paid by Kuncheng, to Gu Wei and Yang Weida, who control the Center and are referred to as “sponsors” of the Center according to PRC laws and regulations. The Center has a registered capital of RMB 500,000, of which 30% was previously paid in by Gu Wei, and 70% by Yang Weida. Kuncheng is not a “sponsor” to the Center. Following the Project Transfer Agreement, Gu Wei and Yang Weida continue to be the Center’s sponsors and no change of ownership or control of the Center is registered with the competent PRC government bureaus and/or agencies. After acquiring the right to manage and operate the Center, Kuncheng’s main operation currently is focused on operating and managing the Center, and the revenue mainly comes from the tuition and boarding income of the Center’s International A-level program and the tutoring program. The Center does not currently have a valid private school operating permit and its permit has expired since March 2016. The Center is in the process of obtaining a valid private school operating permit from the relevant local education bureau. We are operating the Center and may also be subject to relevant penalties. For risks related to operating the Center without a valid private school operating permit, see detailed discussion in the Risk Factors - Risks Related To Our Business - The private school operating permit of the Center that we operate and manage, is currently expired and we may be deemed operating a school illegally and may be subject to administrative penalties.

Following the transfer of the right to operate and manage the Center’s programs (“Project Transfer”), Kuncheng has been operating the Center’s International A-level program and the tutoring program. Teachers employed by the Center prior to the Project Transfer by Kuncheng are now employed by Kuncheng.

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Our Program

Currently, our primary programs are International A-Level preparation program, and English tutoring program. Students who are accepted into our International A-Level Exam preparation program and later have completed our International A-Level Exam preparation courses plan to take the A-level Testing administered by Edexcel. Students who are not accepted into our International A-Level Exam preparation program will have the opportunity to take part in our tutoring program until we deem them ready to begin our International A-Level Exam preparation courses.

Our teachers are primarily licensed teachers, with either an English language undergraduate degree, a relevant degree to the subject matter they are teaching, or a teaching undergraduate degree. We employ both A-level course teachers and language tutors.

A-level and International A-level

The A Level (Advanced Level) is a subject-based qualification conferred as part of the General Certificate of Education, as well as a school leaving qualification offered by the educational bodies in the United Kingdom and the educational authorities of British Crown dependencies to students completing secondary or pre-university education. Obtaining A Level or equivalent qualifications is generally required for university entrance.

International A-level testing is similar to that offered by the educational bodies in the United Kingdom and the educational authorities of British Crown dependencies, but instead are offered outside of the UK and British Crown dependencies and mainly administered globally by Cambridge International Examiners and Edexcel. International A-level testing is recognized for university entrance.

Students can take A-level courses at any age. They mainly involve studying the theory of a subject combined with some investigative work, and are usually studied full-time over two years.

Edexcel International A-level Testing

Edexcel, now known as Pearson - London Examinations, is a multinational education and examination body owned by Pearson. Pearson Edexcel, the only privately owned examination board in the UK, is part of Pearson PLC, and regulates school examinations under the British Curriculum and offers qualifications for schools on the international and regional scale. Edexcel is the UK’s largest awarding organization offering academic and vocational qualifications in schools, colleges and work places in the UK and abroad, and also recognized internationally. Edexcel International A-level qualifications are only available outside of the UK, the Channel Islands and the Isle of Man.

Edexcel offers a variety of academic qualifications including GCSEs and A levels, as well as some vocational qualifications, including NVQs and Functional Skills. Edexcel A Level is one of the most respected qualifications in the world leading to university study. It is the most widely studied qualification by UK students aged 16-18 and the most referenced qualification by top-ranked UK institutions for progression onto university education and accepted by the world’s leading research universities. Edexcel A Level is recognized by many universities including the top 100 universities in the Times Higher Education World University Rankings universities, such as Massachusetts Institute of Technology (MIT), California Institute of Technology (Caltech), John Hopkins University and the University of Toronto. Available in over 40 subjects, Edexcel A-level curriculum give students the chance to develop intellectually as they explore the different subjects. Our Center uses preparation materials and teacher support of Edexcel A-level and our students take the qualification tests at Edescel International A-level testing centers.

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Shenyang University Cooperation Agreement

Effective November 30, 2016, the Foreign Language Education Center of Shenyang University, a comprehensive university first established in 1906, and Liaoning Boqiao Study Abroad Co. Ltd. (“Boqiao”) entered into a certain Cooperation Agreement with Boqiao to establish and co-operate the Center (the “University Cooperation Agreement”). Boqiao is an affiliated party of Gu Wei, the Center’s sponsor, of whom Boqiao and the Center are under common control. Pursuant to the University Cooperation Agreement, the Foreign Language Education Center of Shenyang University provides the classrooms for the Center, for an annual fee.

We currently operate out of the Foreign Language School of Shenyang University, where we sublease our office and ten classrooms from Boqiao. For detailed information regarding the sublease, refer to Business – Properties below.

A-Level Preparation Courses

We provide test preparation courses for Edexcel International A-level testing to Chinese students who aspire to study in overseas and international universities via the Center. Our International A-level program was designed to specifically address the needs of these students in terms of both language and academics. The preparation courses we offer are basic mathematics, economics, biology, accounting, art and design, chemistry, physics and others. Currently our Center is located in Shenyang, the capital of Liaoning Province, and we mainly serve the three provinces in Northeast China, Heilongjiang, Liaoning, and Jilin.

To qualify for enrollment in our A-level Program, students are tested in three subjects, English, Mathematics, Science and are required to attend an interview conducted in English. Qualified students may immediately enroll in our A-level Program on a full-time basis. Those who do not qualified can elect to take tutoring classes until they qualify for our A-level program. Full-time students do not enroll in other high school diploma programs or PRC high schools. We do not offer PRC high school diplomas or any high school diploma equivalents to students in our A-level Program.

Annual tuition for full-time students enrolled in our A-level program is currently RMB 92,000, and subject to future changes. Students with outstanding performance in the enrollment qualification may receive a RMB 20,000 scholarship. The Center also provides boarding to students with such needs.

As of the date of this report, there are approximately 25 students enrolled in our A-level program for the school year of 2016-2017. The number of students have enrolled in our A-level program has increased steadily in the last six school years, 8 in 2011, 11 in 2012, 15 in 2013, 18 in 2014, and 22 in 2015.

Of those students who have completed their A-level preparation courses, taken the tests, and applied for universities abroad, 32 students have received offers from UK universities, 16 from US universities, 18 from Canadian universities, and 35 from Australian universities.

We recommend our application preparation business partners to our students in the A-level program with applying to universities abroad, and do not provide application preparation services to our students.

Tutoring

We also provide English language tutoring and subject tutoring to students who do not immediately qualify for enrollment in our A-level program, and preparation for IELTS, TOEFL and English testing taking courses. Upon successfully completing English language tutoring and/or subject tutoring, a student will be qualified to enroll in our A-level preparation courses. Currently, approximately 10 students are enrolled in our tutoring program.

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Marketing

We selectively employ a variety of marketing methods to enhance the brand recognition of our programs. Currently, most of our student enrollments came from word-of-mouth and recruitment from our business partners who specialize in searching for and placing students who wish to study abroad for their higher education degrees. We plan to continue to take measures to increase word-of-mouth referrals which have been key to bringing in new students and building our brand. In addition, we also advertise in print and broadcast media, social media such as wechat.

Industry

China’s Private Education Market

Driven by rapid economic growth, urbanization and higher per capita disposable income of urban households, China has experienced significant growth in the private education market. According to the Frost & Sullivan Report, China’s private education market reached RMB 1,057.7 billion (US$163.3 billion) in 2015, and is expected to further grow at a CAGR of 15.4% to RMB 2,161.8 billion (US$333.7 billion) in 2020.

China’s A-Level Education Market

The Chinese Ministry of Education reports that 523,700 Chinese students went abroad to study in 2015, representing a 13.9% increase over 2014 levels but marks the second consecutive year – after 11.1% growth in 2014 – of growth levels below the 19.1% average annual growth over the past four decades. The percentage of students heading abroad for an undergraduate degree has also been increasing in recent years. In 2016, the percentage of Chinese students heading abroad for an undergraduate degree is 27.7%, according to Qide Education.

More and more Chinese students are considering pursuing an undergraduate degree abroad in recent years. Consequently, the students’ demand for preparation courses with respect to entrance to undergraduate programs abroad has rapidly and steadily increased. There are a number of international testing courses for entrance to undergraduate programs globally, with A-level, International Baccalaureate, and Advanced Placement being the three major ones. The number of schools that offer A-level courses, increasing at a consistent double digit rate in the last few years, and so have testing centers. As of September 2016, China has 318 registered A Level testing centers, including 169 testing centers authorized by Cambridge International Examiners and 149 testing centers authorized by Edexcel of Pearson. A Level is currently the most popular international courses for Chinese students, since the schools in China that offer A-Level, IB or AP, about half of these schools offer A Level courses.

In 2016, the total number of students from mainland China who enrolled in the Cambridge A-Level related courses (including AS, A-Level, and IGCSE) is 71, 651, which is a 15% increase over 2015, far exceeding the global growth rate of 10%. Out of the 71,651 students, approximately 31,000 students took Cambridge A-Level courses, which is an 11% increase over 2015.

China’s English Education Market

There are more opportunities for people in China to use English in their daily lives and significant and increasing demand among the Chinese population for improving their general English proficiency, owing to continued globalization, improvements in the standard of living and increasing demand from Chinese consumers for overseas services and products. According to the Frost & Sullivan Report, as of December 31, 2015, the population of K-12 students, college students and working adults in China reached 180.2 million, 26.3 million and 774.5 million, respectively, and the frequency of overseas travelling of residents in China reached 133.6 million times during 2015. All of these groups have potentially significant demand for English education. However, primarily due to the exam-driven curriculum design, China’s compulsory education system is unable to adequately enhance individuals’ English proficiency and address the large potential English education demand.

According to the Report, people value quality of teachers, lesson format and brand reputation as the top considerations when selecting English education providers. In particular, the majority of the participants prefer small group or one-on-one lesson over large group lesson formats for English education.

China’s English education market in terms of gross billings grew from RMB79.5 billion (US$12.3 billion) in 2010 to RMB153.4 billion (US$23.7 billion) in 2015, representing a CAGR of 14.0%, and is expected to further increase to RMB445.8 billion (US$68.8 billion) in 2020, representing a CAGR of 23.8% from 2015.

Competition

The private education especially foreign testing preparation sector in China is rapidly evolving, highly fragmented and competitive, and we expect competition in this sector to persist and intensify. We face intense competition in the A-level and English language programs we offer and the geographic market in which we operate. For example, we face regional competition for our A Level Training Program from several local competitors such as Dalian Lingying International School, Shenyang Foreign Language School, and Shenyang Peinuo Education, that focus on offering A-Levels courses to high school aged students in Northeastern region, including several local international schools.

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We do not currently offer classes online but the increasing use of the internet and advances in internet- and computer-related technologies, such as web video conferencing and online testing simulators, are eliminating geographic and cost-entry barriers to providing private educational services. As a result, many of our international competitors that offer online test preparation and training courses may be able to more effectively penetrate the China market. Many of these international competitors have strong education brands, and students and parents in China may be attracted to the offerings of our international competitors based in the country that the student wishes to study in or in which the selected language is widely spoken. In addition, many smaller companies are able to use the Internet to quickly and cost-effectively offer their programs, services and products to a large number of students with less capital expenditure than previously required.

Growth Strategy

In addition to organic growth via enhanced student experience and maintaining our high reaching standard while enrolling more students, we intend to focus on expanding our operation by strategic acquisition of schools such as PRC high schools. Our goals are:

1.	Acquire up to four schools from 2017-2018, in Liaoning, Jilin and Helongjian;

2.	Acquire up to 6 schools from 2019-2020, in Liaoning, Jilin and Helongjian

3.	Acquire up to 9 schools in 2021-2022, in in Liaoning, Jilin and Helongjian and certain regions in Beijing, Tianjin, Hebei, Shanxi and Inner Mongolia.

Intellectual Property

The Center’s Chinese name is 爱得思, which is the Chinese name used by Pearson’s Edexcel in the PRC market. The Center had chosen when the Center registered in 2011, and before Pearson acquired Edexcel. After Pearson acquired Edexcel, Pearson had approached the Center to suggest it change its legal entity name, but has not taken any legal actions as of the date of this report. The management believes that the risk of Pearson bringing a trademark infringement case against the Center is de minimus. Additionally, the Center is in the process of changing its registered corporate name.

Seasonality

Our industry is typically affected by seasonality, primarily due to the period of the delivery of education services in each school year. Each school year is comprised of two semesters. The first semester starts in the third quarter and the second semester starts in the first quarter. We have experienced higher gross revenue growth in the third quarter of the calendar year since our inception in March 2016, but due to our limited operating history, the seasonal trends that we have experienced in the past may not be indicative of our future operating results. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of our common stock may fluctuate from time to time due to seasonality.

PRC Government Regulations

We require a number of approvals, licenses and certificates in order to operate our business. Our principal approvals, licenses and certificates are set forth below.

The Center is required to have a private education institution license for offering non-degree education to students. The Center’s private education permit expired in March 2016, and the Center are in the process of obtaining the private school operating permit. As of the date of this report, the relevant local education bureau, Shenyang Education Bureau has not issued any warning, administrative penalty or other measures against the Center. For risks related to operating the Center without a valid private school operating permit, see detailed discussion in the Risk Factors - Risks Related To Our Business - The private school operating permit of the Center we operate and manage, is currently expired and we may be deemed operating a school illegally and may be subject to administrative penalties.

Regulations on Private Education

The principal laws and regulations governing private education in China consist of the Education Law of the PRC, the Law for Promoting Private Education (2003) and the Implementation Rules for the Law for Promoting Private Education (2004), and the Regulations on Chinese-Foreign Cooperation in Operating Schools. Below is a summary of the relevant provisions of these regulations.

Education Law of the PRC

On March 18, 1995, the National People’s Congress enacted the Education Law of the PRC. The Education Law sets forth provisions relating to the fundamental education system of the PRC, including a system of preschool, primary, secondary (including middle and high schools) and higher education and a system of awarding certificates or diplomas. The Education Law stipulates that the government formulates plans for the development of education, and establishes and operates schools and other institutions of education. Under the Education Law, enterprises, social organizations and individuals are encouraged to operate schools and other types of educational organizations in accordance with PRC laws and regulations. Meanwhile, no organization or individual may establish or operate a school or any other institution of education for profit-making purposes. However, private schools may be operated for “reasonable returns,” as described in more detail below.

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The Law for Promoting Private Education (2003) and the Implementation Rules for the Law for Promoting Private Education (2004)

The Law for Promoting Private Education (2003) became effective on September 1, 2003. The Implementation Rules for the Law for Promoting Private Education (2004) became effective on April 1, 2004. Under these regulations, “private schools” are defined as schools established by non-governmental organizations or individuals using non-government funds.

According to PRC laws and regulations, entities and individuals who establish private schools are commonly referred to as “sponsors” instead of “owners” or “shareholders.” The economic substance of “sponsorship” with respect of private schools is substantially similar to that of ownership with regard to legal, regulatory and tax matters. The main differences between sponsorship and equity ownership can be found in the specific provisions of the laws and regulations applicable to sponsors and owners, as follows:

●	Right to receive a return on investment. Either sponsors or owners shall have the right to receive a return on investment. However, the portion of after-tax profits that can be distributed by a company to its owner is different from that distributed by a school to its sponsor. Under the PRC Company Law, a company is required to allocate 10% of its after-tax profits to statutory reserve funds, while under the Law for Promoting Private Education and the Implementation Rules for the Law for Promoting Private Education, a school that requires reasonable returns is required to allocate no less than 25% of its annual net profit or annual increased net assets to its development fund as well as make allocation for mandatory expenses as required by applicable laws and regulations.

●	Right to the distribution of residual properties upon termination and liquidation. Under the PRC Company Law, properties that remain upon termination and liquidation of a company after payment of relevant fees and compensations are to be distributed to its owners. With respect to a school, the Law for Promoting Private Education provides that such distribution be made in accordance with other relevant laws and regulations. However, since there have been no other relevant laws and regulations addressing the distribution of residual properties upon termination and liquidation of a private school, such distribution shall be made to the sponsors after payment of relevant fees and compensations since the sponsors bear the investment benefits and risks.

Despite the above differences between sponsorship and ownership, the sponsor of a private school has effective control over such private school under the Law for Promoting Private Education through controlling the executive council or board of directors of such school, which is the decision-making body of the school. Through the school’s decision-making body, the sponsor exercises a broad range of powers, including (i) the appointment and dismissal of the school principal, (ii) the amendment of articles of association of the school and formulation of rules and regulations of the school, (iii) the adoption of development plans and approval of annual work plans, (iv) raising funds for school operations and adoption of budgets and final accounts, (v) making decisions on the size and compensation of the staff, (vi) making decisions on the division, merger or termination of the school, and (vii) making decisions on other important matters of the school. In addition, through controlling the decision-making body, the sponsor also has the power to use and manage the properties of the school in accordance with relevant laws and regulations.

In addition, under the Law for Promoting Private Education (2003), private schools providing certifications or diplomas, pre-school education, other culture education (including K-12 education) and self-study aids are subject to approval by the education authorities, while private schools engaging in occupational training are subject to approval by the authorities in charge of labor and social welfare.

A duly approved private school will be granted a private school operating permit, and shall be registered with the Ministry of Civil Affairs or its local bureaus as a privately run non-enterprise institution. In addition, schools and their learning centers must make filings with the MOE and the Ministry of Civil Affairs or their local bureaus.

Under the above regulations, private schools have the same status as public schools, though private schools are prohibited from providing military, police, political and other kinds of education that are of a special nature. Government-run schools that provide compulsory education are not permitted to be converted into private schools. In addition, operation of a private school is highly regulated. For example, the items and amounts of fees charged by a private school providing certifications or diplomas shall be approved by the governmental pricing authority and be publicly disclosed.

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Private schools are divided into three categories: private schools established with donated funds; private schools that require reasonable returns and private schools that do not require reasonable returns. While private education is treated as a public welfare undertaking under the regulations, in the case of private schools choosing to require “reasonable returns,” sponsors of these schools may choose to require “reasonable returns” from the annual net balance of the school after deduction of costs, donations received, government subsidies, if any, the reserved development fund and other expenses required by the regulations.

The election to establish a private school requiring reasonable returns shall be provided in the articles of association of the school. The percentage of the school’s annual net balance that can be distributed as a reasonable return shall be determined by the school’s board of directors, taking into consideration the following factors: (i) items and criteria for the school’s fees, (ii) the ratio of the school’s expenses used for educational activities and improving the educational conditions to the total fees collected; and (iii) the admission standards and educational quality. Such information and the decision to distribute reasonable returns is also required to be filed with the approval authorities within 15 days from the decision made by the board. However, none of the current PRC laws and regulations provides a formula or guidelines for determining “reasonable returns.” In addition, none of the current PRC laws and regulations sets forth different requirements or restrictions on a private school’s ability to operate its education business based on such school’s status as a school that requires reasonable returns or a school that does not require reasonable returns.

At the end of each fiscal year, every private school is required to allocate a certain amount to its development fund for the construction or maintenance of the schools or procurement or upgrade of educational equipment. In the case of a private school that requires reasonable returns, this amount shall be no less than 25% of the annual net income of the school, while in the case of a private school that does not require reasonable returns, this amount shall be not less than 25% of the annual increase in the net assets of the school, if any. Under the Implementation Rules for the Law for Promoting Private Education in 2004, or the 2004 Implementing Rules, private schools, whether requiring reasonable returns or not, may enjoy preferential tax treatment. The 2004 Implementing Rules provide that the relevant authorities under the State Council may introduce preferential tax treatments and related policies applicable to private schools requiring reasonable returns. To date, however, no separate policies, regulations or rules have been introduced by the authorities in this regard.

As of the date of this report, the Center’s private school operating permit has expired in March 2016 and the Center is in the process of obtaining its private school operating permit with the local bureau of education as required by PRC regulations. Kuncheng has the right to operate and manage the Center, including directly receiving the revenue generated by tuition and board fees, but does not and will not be the sponsor of the Center.

Regulations on Chinese-foreign cooperation in operating schools

Chinese-foreign cooperation in operating schools or training programs is specifically governed by the Regulations on Operating Chinese-foreign Schools, promulgated by the State Council in 2003 and the Implementing Rules for the Regulations on Operating Chinese-foreign Schools, or the Implementing Rules, which were issued by the MOE in 2004.

The regulations on Operating Chinese-foreign Schools and its Implementing Rules encourage substantive cooperation between overseas educational organizations with relevant qualifications and experience in providing high-quality education and Chinese educational organizations to jointly operate various types of schools in the PRC, with such cooperation in the areas of higher education and occupational education being encouraged. Chinese-foreign cooperative schools are not permitted, however, to engage in compulsory education and military, police, political and other kinds of education that are of a special nature in the PRC.

Permits for Chinese-foreign Cooperation in Operating Schools can be obtained from education authorities or from the authorities that regulate labor and social welfare in the PRC.

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Foreign investment in educational service industry

Under the Foreign Investment Industries Guidance Catalog (2015), or Foreign Investment Catalog, which was amended and promulgated by the National Development and Reform Commission, or NDRC, and the MOFCOM in March 2015 and became effective on April 10, 2015, foreign investment is encouraged in non-academic vocational training institutions. Preschool education, senior high school education and higher education in grades 10 to 12 are in a restricted industry, meaning foreign educational organizations with relevant qualifications and experience and Chinese educational organizations are only allow to operate senior high schools in cooperative ways in the PRC. Any foreign investment in higher education and senior high school education has to take the form of a cooperative joint venture. Foreign investment is banned from compulsory education, which means grades 1 to 9. Foreign investment is allowed in after-school tutoring services and training services which do not grant certificates or diplomas.

Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. These include local labor laws and regulations, which may require substantial resources for compliance.

China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation’s workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed once or the employee has worked for the employer for a consecutive ten-year period.

We are required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated governmental agencies for the benefit of our employees. Except for housing funds, we are in compliance with payment of all other employment related insurance on behalf of our employees.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or borne.

The Center has deregistered its Taxpayer Identification Number with Shenyang Huanggu District effective as of September 2016, after which Kuncheng has been remitting taxes for the operation of our A-level program.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

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Dividend Distributions

Under applicable PRC regulations, enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, enterprises in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year as its statutory general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Kuncheng has never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

Properties

Our corporate office is located at Liwan District, No.145 Enzhou Big Lane, B2 Fuli Square, 8th Zhongshan Road, Unit 505, 5/F, Guangzhou, Guangdong, China. This office is free of charge as provided by Ms. Yankuan Li, our President and Chief Executive Officer.

We currently sublease properties, covering ten classrooms and one room used for office, at Foreign Language Education Center of Shenyang University, from Boqiao, for approximately RMB 30,000 (approximately US$4,353). The sublease terminates on November 30, 2017, the same date as the termination of the University Cooperation Agreement, upon which we plan on entering into a separate lease agreement directly with Foreign Language Education Center of Shenyang University, for the same properties. We may not be able to sublease or lease the same properties after the sublease termination on November 30, 2017, in which case we will search for other suitable facilities. For detailed discussion related to such risk, refer to Risk Factors – We currently sublease our classrooms from Boqiao, and may not be able to enter into a lease or sublease agreement for similar terms upon expiration of the sublease agreement.

We believe that our current facilities are adequate and suitable for our operations.

Employees

As of the date of this report, we had 25 employees, of which 19 are full time and 6 are part time. None of our employees are covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Legal Proceedings

On October 9, 2014, Dong Liu, the Chairman of the Board of Directors of the Company, commenced an action individually and on behalf of the Company, against Yankuan Li, the Company’s President, Chief Executive Officer and director, Jiewen Li, Yuan Zhao, a director of the Company, and Jane Yu, the Company’s Chief Financial Officer and Secretary.  In this action, Dong Liu v. Yankuan Li et al., New York County Supreme Court, Index No. 653084/2014, Dong Liu asserted claims sounding in fraud, civil conspiracy to commit fraud, breach of fiduciary duty and unjust enrichment.

Mr. Liu never served the complaint on the individual defendants.  Instead, on November 3, 2014, Dong Liu, by order to show cause, moved for a temporary restraining order and preliminary injunction to enjoin the Company from proceeding with a merger with Jinke, granting Dong Liu unfettered access to the Company’s books and records and permitting him to serve the individual defendants by a method other than those permitted by the New York State Civil Practice and Laws or the Hague Convention on Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.  On November 6, 2014, the New York Supreme Court denied the temporary restraining order and set up a briefing schedule to determine the preliminary injunction.

On February 18, 2015, the court issued a decision denying Dong Liu’s motion for a preliminary injunction and granting the defendants’ motion by dismissing the complaint without prejudice. Since that time, plaintiff has made no effort to re-plead the case or challenge the ruling. Under New York court rules, plaintiff’s time to re-argue the motion or serve notice to appeal has expired.

Except as described above, Kuncheng is not involved in any material legal proceedings outside of the ordinary course of its business.

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RISK FACTORS

In addition to the other information contained and referred to in this report, you should consider carefully the following factors when evaluating our business. Any of these risks, or the occurrence of any of the events described in these risk factors, could cause our actual future results, performance or achievements to be materially different from or could materially adversely affect our business, financial condition or results of operations. In addition, other risks or uncertainties not presently known to us or that we currently do not deem material could arise, any of which could also materially adversely affect us.

RISKS RELATED TO OUR BUSINESS

RISK FACTORS

An investment in our common stocks involves significant risks. You should carefully consider all of the information in this report, including the risks and uncertainties described below, before making an investment in our common stocks. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our common stocks could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history with our current business model, which makes it difficult to predict our future prospects and financial performance.

We have a short operating history with our current business model, since Kuncheng was established in March 2016. Our business has generated limited gross revenues, and may not produce significant gross revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations. If we do generate significant gross billings and revenues in the future, we expect it will be largely from tuition revenues, and our enrollment student body is relatively small and at its development stage. You must consider our business and prospects in light of the risks and difficulties we may encounter as an early-stage operating company in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results and financial condition.

If we are not able to continue to attract students to enroll in our A-level program and our English language courses, and attract students to take their A-level testing at our Center, our business and prospects will be materially and adversely affected.

The success of our business largely depends on the number of students enrolled in our current schools and in any new schools we may establish or acquire in the future, as well as on the amount of tuition our students and parents are willing to pay. Our ability to continue to attract students to enroll in our A-level program and our English language courses, and attract students to take their A-level testing at our Center, are critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to effectively market our Center to a broader base of prospective students, continue to develop, adapt or enhance our existing programs to respond to market changes and student demands, expand our geographic reach, and manage our growth while maintain consistent and high teaching quality and support services to meet the evolving demands of our existing or prospective students and respond to the increasing competition in the market. We must also respond effectively to competitive pressures. If we are unable to continue to attract students to while maintaining consistent and high teaching quality, our gross revenue and net revenues may decline, which may have a material adverse effect on our business, financial condition and results of operations. The success of our business largely depends on the number of students enrolled in our current schools and in any new schools we may establish or acquire in the future, as well as on the amount of tuition our students and parents are willing to pay. Therefore, our ability to continue to attract students to enroll in our schools is critical to the continued success and growth of our business.

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If fewer Chinese students choose to study abroad, especially in the United States, Canada and the United Kingdom, demand for our international program may decline.

One of the principal drivers of the growth of our international program is the increasing number of Chinese students who choose to study abroad, especially in the United States, Canada and the United Kingdom, reflecting the growing demand for higher education in overseas countries by Chinese students. As such, any restrictive changes in immigration policy, terrorist attacks, geopolitical uncertainties and any international conflicts involving these countries could increase the difficulty for Chinese students to obtain student visas to study overseas, or decrease the appeal of studying in such countries to Chinese students. Any significant change in admission standards adopted by overseas educational institutions could also affect the demand for overseas education by Chinese students. If overseas education institutions significantly reduce their reliance on or acceptance of admission and assessment tests, such as TOEFL, IELTS or the Scholastic Assessment Test, or the SAT, the difficulty for Chinese students to meet the new admission standards could significantly increase, which could in turn negatively affect the demand for overseas education by Chinese students. Additionally, Chinese students may also become less attracted to studying abroad due to other reasons, such as improving domestic educational or employment opportunities associated with increased economic development in China. These factors could cause declines in the demand for our international program, which may adversely affect our revenue and profitability.

We face significant competition and we may fail to compete effectively.

The test preparation education sector in China is rapidly evolving, highly fragmented and competitive, and we expect competition in this sector to persist and intensify. See “Business—Competition” for more information relating to the competitive landscape of the industry in which we compete. Competition could result in loss of market share and revenue, lower profit margins and limitations on our future growth. Some of our competitors have much longer operating history and experience than we do, and/or are bigger in student enrollment and/or capital resources. These competitors may devote greater resources, financial or otherwise, than we can to student recruitment, campus development and brand promotion and respond more quickly than we can to changes in student demands and market needs. Our student enrollment and retention may decrease due to intense competition. We may be required to reduce tuition and other fees or increase spending in response to competition in order to attract or retain students or pursue new market opportunities. As a result, our revenue, profit and profit margin may decrease. We cannot assure you that we will be able to compete successfully against current or future competitors. If we are unable to maintain our competitive position or otherwise fail to respond to competitive pressures effectively, we may lose market share and our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to manage our business expansion and strategic acquisitions effectively.

We plan to continue to expand our presence through organic growth and strategic acquisitions. In particular, to support our continued growth and to strengthen our market share in the region in which we currently operate, we need to establish or acquire new schools. We also need to establish or acquire new schools in other regions to expand geographically. Expansion has resulted, and will continue to result, in substantial demands on our management and on our operational, technological and other resources. To manage our expected growth, we will be required to expand our existing managerial, operational, technological and financial systems. We also need to expand, train, manage and retain our growing employee base. Significant financial resources may also be needed to support our planned growth. We cannot assure you that our current and planned managerial, operational, technological and financial systems will be adequate to support our future operations, or that we will be able to effectively and efficiently manage the growth of our operations or recruit and retain qualified personnel. There is no assurance that we will obtain financial resources at commercial terms that are acceptable to us on a timely basis, or at all, to support our planned growth. Any failure to effectively and efficiently manage our expansion may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material adverse effect on our financial condition and results of operations.

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In addition, as a core part of our growth strategy, we intend to pursue selective strategic acquisitions and maximize synergies through integration of acquired entities. Our strategic acquisitions involve substantial risks and uncertainties, including:

●	our ability to identify and acquire targets in a cost-effective manner;

●	our ability to obtain approval from relevant government authorities for the acquisitions and to comply with applicable rules and regulations for acquisitions, including those relating to the transfer of school properties and facilities relating to the acquisitions;

●	our ability to obtain financing to support our acquisitions;

●	our ability to generate sufficient revenue to offset the costs and expenses of acquisitions, including the possibility of failure to achieve the intended revenue and other benefits expected from the acquisitions;

●	potential ongoing financial obligations in connection with the acquisitions, including any expenses in connection with impairment of goodwill recognized in connection with the acquisitions and potential unforeseen or hidden liabilities of any acquired entity, such as litigation claims or tax liabilities;

●	the diversion of resources and management attention from our existing businesses; and

●	potential loss of, or harm to, employee or customer relationships as a result of ownership changes in the acquired entities.

If any one or more of these risks or uncertainties materializes or if any of the strategic objectives we contemplate are not achieved, our strategic acquisitions may not be beneficial to us and may have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to successfully integrate businesses that we acquire, which may cause us to lose anticipated benefits from such acquisitions and to incur significant additional expenses.

One of our growth strategies is to grow by acquisitions of additional schools. It is challenging to integrate business operations and management philosophies of acquired schools. The benefits of our future acquisitions depend in significant part on our ability to integrate management, operations, technology and personnel. The integration of acquired schools is a complex, time-consuming and expensive process that, without proper planning and implementation, could significantly disrupt our business and operations. The main challenges involved in integrating acquired entities include the following:

●	consolidating service offerings;

●	retaining qualified education professionals of any acquired entity;

●	consolidating and integrating corporate information technology and administrative infrastructure;

●	ensuring and demonstrating to our students and their parents that the acquisitions will not result in any adverse changes to our brand image, reputation, service quality or standards;

●	preserving strategic, marketing or other important relationships of any acquired entity and resolving potential conflicts that may arise with our key relationships; and

●	minimizing the diversion of our management’s attention from ongoing business concerns.

We may not successfully integrate our operations and the operations of schools we acquire in a timely manner, or at all, and we may not realize the anticipated benefits or synergies of the acquisitions to the extent, or in the timeframe, we anticipated, which may have a material adverse effect on our business, financial condition and results of operations.

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If we are not able to continue to engage, train and retain qualified teachers, we may not be able to maintain consistent teaching quality on our platform, and our business, financial conditions and operating results may be materially and adversely affected.

Our teachers are critical to the learning experience of our students and our reputation. We seek to engage highly qualified teachers with strong English and teaching skills. We must provide competitive pay and other benefits, such as flexibility in lesson scheduling to attract and retain them. We must also provide ongoing training to our teachers to ensure that they stay abreast of changes in course materials, student demands and other changes and trends necessary to teach effectively. Furthermore, as we continue to develop new course contents and lesson formats, we may need to engage additional teachers with appropriate skill sets or backgrounds to deliver instructions effectively. We cannot guarantee that we will be able to effectively engage and train such teachers quickly, or at all. Further, given other potential more attractive opportunities for our quality teachers, over time some of them may choose to leave our platform. For teachers who advanced to a rating of between three and five stars in the first quarter of 2015, approximately 63% of them were still with us and opened teaching slots on our platform in the first quarter of 2016. We have not experienced major difficulties in engaging, training or retaining qualified teachers in the past, however, we may not always be able to engage, train and retain enough qualified teachers to keep pace with our growth while maintaining consistent education quality. We may also face significant competition in engaging qualified teachers from our competitors or from other opportunities that are perceived as more desirable. A shortage of qualified teachers, a decrease in the quality of our teachers’ performance, whether actual or perceived, or a significant increase in the cost to engage or retain qualified teachers would have a material adverse effect on our business and financial conditions and results of operations.

The private school operating permit of the Center that we operate and manage is currently expired and we may be deemed operating a school illegally and may be subject to administrative penalties.

Operating a private school in the PRC requires the school to be duly approved and be granted a private school operating permit, and shall register the private school with the Ministry of Civil Affairs or its local bureaus as a privately run non-enterprise institution. In addition, schools and their learning centers must make filings with the MOE and the Ministry of Civil Affairs or their local bureaus. The Center which we operate and manage, had obtained the private school operating permit but the permit expired in March 2016. The Center is in the process of reinstating the private school operating permit for our Center but there is no guarantee that we will be granted such a permit. Although there are no specific regulations that specifically state the consequences of operating a private school without duly approval from the relevant PRC government bureaus and without a valid operating permit, the Center’s lack of valid operating permit may cause us to be deemed as operating a private school illegally by the relevant PRC government bureaus, and consequently may be required to cease operation of the Center and may also face administrative penalties. All the foregoing will result in a negative impact on our financial conditions and operating results.

The Center deregistered its taxpayer identification number at Shenyang Huanggu District, and was approved in September 2016.

The Center does not currently have a valid taxpayer identification number. Kuncheng has been operating the International A-level program and has remitted all relevant taxes and filed for relevant tax returns have been remitted and filed for tax return since the Center deregistered its taxpayer identification number. In the event that the local tax authorities deem that taxes should have been remitted by the Center itself and not by Kuncheng, then there may be negative regulatory consequences such as administrative penalties and fines, which would negatively impact our results of operations and financial results.

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If former and/or current students demand tuition refund, our results of operation will be negatively impacted.

Students have previously demanded tuition refund for various reasons including a previous scholarship program at the Center failed. We are not certain if such former students or current students would demand tuition refunds from us in the future. If they so demand tuition refunds, our reputation and results of operation will be negatively impacted.

We face significant competition, and if we fail to compete effectively, we may lose our market share or fail to gain additional market share, which would adversely impact our business and financial conditions and operating results.

The study aboard testing preparation and English language education market in China is fragmented, rapidly evolving and highly competitive. We face competition in study aboard testing preparation and English language education and other specialized areas of English education, from existing online and offline education companies. In the future, we may also face competition from new entrants into the English education market.

Some of our competitors may be able to devote more resources than we can to the development and promotion of their education programs and respond more quickly than we can to changes in student demands, market trends or new technologies. In addition, some of our competitors may be able to respond more quickly to changes in student preferences or engage in price-cutting strategies. We cannot assure you that we will be able to compete successfully against current or future competitors. If we are unable to maintain our competitive position or otherwise respond to competitive pressure effectively, we may lose market share or be forced to reduce our fees for course packages, either of which would adversely impact our results of operations and financial condition.

If we fail to successfully execute our growth strategies, our business and prospects may be materially and adversely affected.

Our growth strategies include further enhancing our brand image to grow our student base and increase student enrollments, increasing our market penetration amongst study aboard testing preparation and English language students, expanding our course offerings, enhancing our teaching methods, improving the learning experience of our students, and advancing our technology. We may not succeed in executing these growth strategies due to a number of factors, including the following:

●	we may fail to further promote our programs;

●	we may not be successful in effectively delivering and promoting our group lessons with English tutors;

●	we may not be able to engage, train and retain a sufficient number of qualified teachers and other key personnel;

●	we may not be able to identify suitable targets for acquisitions and partnership.

If we fail to successfully execute our growth strategies, we may not be able to maintain our growth rate and our business and prospects may be materially and adversely affected as a result.

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Higher labor costs, inflation and implementation of stricter labor laws in the may adversely affect our business, financial conditions and results of operations.

Labor costs in China have increased with China’s economic development, particularly in the large cities where our offices are based. Rising inflation in China is also putting pressure on wages and the average wage level for our employees has also increased in recent years. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated governmental agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our students by increasing prices for our courses or improving the utilization of our staff, our profitability and results of operations may be materially and adversely affected. Furthermore, the PRC government has promulgated new laws and regulations to enhance labor protections in recent years, such as the Labor Contract Law and the Social Insurance Law. As the interpretation and implementation of these new laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. For instance, we began outsourcing part of our marketing and sales functions to independent third party suppliers who provide management and business outsourcing services to us in December 2015. There remains a degree of uncertainty as to whether this service outsourcing arrangement will be deemed a labor dispatch arrangement under current PRC laws and regulations. If the authorities take the view that this outsourcing arrangement constitutes labor dispatch and thus violates relevant labor laws, we may be ordered to terminate this outsource arrangement and may even be fined or have our business license revoked if the relevant authorities deem such arrangement constitutes a serious violation of the PRC laws and regulations. If we are subject to penalties or incur significant liabilities in connection with labor disputes or investigation, our business and profitability may be adversely affected.

Some students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their English proficiency or general dissatisfaction with our programs, which may adversely affect our business, financial condition, results of operations and reputation.

The success of our business depends in large part on our ability to retain our students by delivering a satisfactory learning experience and improving their English proficiency. If students feel that we are not providing them the experience they are seeking, they may choose not to renew their existing packages. For example, our education programs may fail to significantly improve a student’s English proficiency. There are no standard assessments or tests to measure the effectiveness of our lessons or teaching methods, and our ability to improve the English proficiency of our students is largely dependent upon the interests, efforts and time commitment of each student. Student and, for K-12 students, parent satisfaction with our programs may decline for a number of reasons, many of which may not reflect the effectiveness of our lessons and teaching methods. A student’s learning experience may also suffer if his or her relationship with our teachers and teaching assistants does not meet expectations. We have observed an increase in forfeiture rate historically, which may negatively impact the perceived effectiveness of our curriculum and the level of student engagement on our platform. For a discussion of our student base and engagement level, see “Business—Our Strengths—Rapidly-increasing student base and engagement.” If a significant number of students fail to significantly improve their English proficiency after taking our lessons or if their learning experiences with us are unsatisfactory, they may not purchase additional lessons from us or refer other students to us and our business, financial condition, results of operations and reputation would be adversely affected.

Capacity constraints of our school facilities could cause us to lose students to our competitors.

The educational facilities of our schools are limited in space and size. We may not be able to admit all qualified students who would like to enroll in our educational programs due to the capacity constraints of our current school facilities. If we fail to expand our physical capacity as quickly as the demand for our services grows, or if we otherwise fail to grow by establishing or acquiring additional schools and campuses, we could lose potential students to our competitors, and our results of operations and business prospects could suffer as a result.

We may not be able to adequately protect our intellectual property.

Unauthorized use of any of our intellectual property may adversely affect our business and reputation. We rely on a combination of copyright, trademark and trade secrets laws to protect our intellectual property rights. Nevertheless, third-parties may obtain and use our intellectual property without due authorization. The practice of intellectual property rights enforcement action by Chinese regulatory authorities is in its early stage of development and is subject to significant uncertainty. We may also need to resort to litigation and other legal proceedings to enforce our intellectual property rights. Any such action, litigation or other legal proceedings could result in substantial costs and diversion of our management’s attention and resources and could disrupt our business. In addition, there is no assurance that we will be able to enforce our intellectual property rights effectively or otherwise prevent others from the unauthorized use of our intellectual property. Failure to adequately protect our intellectual property could materially and adversely affect our business, financial condition and results of operations.

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The Center’s choice of its Chinese registered name may result in a potential trademark infringement claim brought against us by Pearson.

The Center’s Chinese name is “爱得思,” which is the Chinese named used by Pearson’s Edexcel in the PRC market. After Pearson acquired Edexcel, was chosen before Pearson acquired Edexcel. Pearson had previously approached the Center to suggest it change its legal entity name, and may bring a potential claim for trademark infringement against us in the PRC. For more detailed information, refer to Item 2.01 – Business – Intellectual Property. Defending a potential trademark infringement claim is costly in financial resources and the time of our executives and employees, and we may be required to change our registered name, all of which would result in negative impact on our financial performance and results of operation.

We may encounter disputes from time to time relating to our use of intellectual property of third parties.

We cannot be certain that third parties will not claim that our business infringes upon or otherwise violates patents, copyrights or other intellectual property rights that they hold. We cannot assure you that third parties will not claim that our courses and marketing materials, online courses, products, and platform or other intellectual property developed or used by us infringe upon valid copyrights or other intellectual property rights that they hold. We may be subject to claims by educational institutions and organizations, content providers and publishers, competitors and others on the grounds of intellectual property rights infringement, defamation, negligence or other legal theories based on the content of the materials that we or our teachers distribute or use in our business operation. These types of claims have been brought, sometimes successfully, against print publications and educational institutions in the past. We may encounter disputes from time to time over rights and obligations concerning intellectual property, and we may not prevail in those disputes.

Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our management’s attention and resources or result in the loss of goodwill associated with our brand. If a lawsuit against us is successful, we may be required to pay substantial damages and/or enter into royalty or license agreements that may not be based upon commercially reasonable terms, or we may be unable to enter into such agreements at all. We may also lose, or be limited in, the rights to offer some of our programs, parts of our platform and products or be required to make changes to our course materials or websites. As a result, the scope of our course materials could be reduced, which could adversely affect the effectiveness of our curriculum, limit our ability to attract new students, harm our reputation and have a material adverse effect on our results of operations and financial position.

We may not be able to achieve the benefits we expect from recent and future acquisitions, and recent and future acquisitions may have an adverse effect on our ability to manage our business.

We have made and intend to continue to make acquisitions or equity investments in additional businesses that complement our existing business. We may not be able to successfully integrate acquired businesses and we may not have control over the businesses or operations of our minority equity investments, the value of which may decline over time. As a result, our business and operating results could be harmed. In addition, if the businesses we acquire or invest in do not subsequently generate the anticipated financial performance or if any goodwill impairment test triggering event occurs, we may need to revalue or write down the value of goodwill and other intangible assets in connection with such acquisitions or investments, which would harm our results of operations. In addition, we may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if we identify an appropriate acquisition or investment target, we may not be able to negotiate the terms of the acquisition or investment successfully, finance the proposed transaction or integrate the relevant businesses into our existing business and operations.

We currently sublease our classrooms from Boqiao, and may not be able to enter into a lease or sublease agreement for similar terms upon expiration of the sublease agreement.

As of the date of this report, we sublease all ten of our classrooms and an office from Boqiao, who leases the same properties with Foreign Language Education Center of Shenyang University pursuant to the University Cooperation Agreement. Boqiao is an affiliated party of Gu Wei, the Center’s sponsor, of whom Boqiao and the Center are under common control. Our sublease agreement with Boqiao shall expire on November 30, 2017, the same date that the University Cooperation Agreement terminates. We may not be able to enter into a separate lease agreement with Shenyang University upon expiration of our sublease agreement with Boqiao, which may cause interruptions to our business operations; or we may not be able to lease classrooms at a comparable rate as we currently have, and our results of operation will be negatively impacted.

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If our senior management is unable to work together effectively or efficiently or if we lose their services, our business may be severely disrupted.

Our success heavily depends upon the continued services of our management. In particular, we rely on the expertise and experience of Mr. Yang, our founder and chief executive officer. If Mr. Yang or one or more of our senior management were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, and our business, financial condition and results of operations may be materially and adversely affected. If Mr. Yang or any of our senior management joins a competitor or forms a competing business, we may lose students, teachers, and other key professionals and staff members. If any dispute arises between our officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Our results of operations are subject to seasonal fluctuations.

Our industry generally experiences seasonality, reflecting a combination of traditional education industry patterns. Seasonal fluctuations have affected, and are likely to continue to affect, our business. In general, our industry experiences lower gross revenue growth in the first quarter of each year due to the Chinese New Year holiday, and our industry enjoys higher gross revenue growth in the first and third quarters of a calendar year where the academic semesters begin and enrollments primarily occur. We have experienced higher gross revenue growth in the third quarter of the calendar year since our inception, but due to our limited operating history, the seasonal trends that we have experienced in the past may not be indicative of our future operating results. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of our common stock may fluctuate from time to time due to seasonality.

We have limited insurance coverage for our operations in China, which could expose us to significant costs and business disruption.

We do not maintain any liability insurance or property insurance policies covering students, equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster. Consistent with customary industry practice in China, we do not maintain business interruption insurance, nor do we maintain key-man life insurance. We maintain medical insurance for our management in China. As the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

The audit report included in this report is prepared by auditors who are not inspected by the Public Company Accounting Oversight Board, and, as such, you are deprived of the benefits of such inspection.

The independent registered public accounting firm that issues the audit reports included in this report filed with the SEC, as auditors of companies that are traded publicly in the United States of America, or the United States, and a firm registered with the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB. In May 2013, PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

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Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

If additional remedial measures are imposed on the Big Four PRC-based accounting firms, and our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms’ failure to meet specific criteria set by the SEC, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

In December 2012, the SEC instituted administrative proceedings under Rule 102(e)(1)(iii) of the SEC’s Rules of Practice against the Big Four PRC-based accounting firms, including our independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain PRC-based companies that are publicly traded in the United States. Rule 102(e)(1)(iii) authorizes the SEC to deny any person, temporarily or permanently, the ability to practice before the SEC if found by the SEC, after notice and opportunity for a hearing, to have willfully violated any such laws or rules and regulations. On January 22, 2014, the administrative law judge, or the ALJ, presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit workpapers to the SEC. The initial decision censured each of the firms and barred them from practicing before the SEC for a period of six months. On February 12, 2014, the Big Four PRC-based accounting firms appealed the ALJ’s initial decision to the SEC. The ALJ’s decision does not take effect unless and until it is endorsed by the SEC. On February 6, 2015, the four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the China Securities Regulation Commission, or the CSRC, in response to future document requests by the SEC made through the CSRC. If the Big Four and all other PRC-based accounting firms, including our independent registered public accounting firm, fail to comply with the documentation production procedures that have been prescribed in the settlement agreement or if there is a failure of the process between the SEC and the CSRC, the SEC retains authority to impose a variety of additional remedial measures on the firms, such as imposing penalties on the firms and restarting the proceedings against the firms, depending on the nature of the failure.

In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding PRC-based, United States-listed companies and the market price of our Common Stock may be adversely affected.

If the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be adversely impacted. A determination that we have not timely filed financial statements in compliance with SEC requirements could ultimately lead to the termination of the registration of our Common Stock under the Exchange Act, which would substantially reduce or effectively terminate the trading of our Common Stock.

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Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have previously experienced extreme volatility and disruption, including, among other things, extreme volatility in securities prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intended to address extreme market conditions that have included severely restricted credit and declines in real estate values. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While historically these conditions have not impaired our ability to utilize our current credit facilities and finance our operations or obtaining advances from our shareholders, there can be no assurance that there will not be deterioration in financial markets and confidence in major economies such that our ability to access credit markets and finance our operations might be impaired. Without sufficient liquidity, we may be forced to curtail our operations and any planned expansion. Adverse market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. The tightening of credit in financial markets could adversely affect the ability of our customers to obtain financing for purchases of our products and could result in a decrease in or cancellation of orders for our products. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our stock price may be negatively affected if we become subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed share exchanges or reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our stock could be rendered worthless.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

We have accumulated deficit of $683,030 as of December 31, 2016 and $774,829 as of June 30, 2017, we have incurred a net loss of $683,030 for the period of March 30, 2016 to December 31, 2016 and of $91,799 for the six months ended June 30, 2017. We do not have sufficient cash to pay PRC taxes and repay loans. The future of our company is dependent upon future profitable operations from Kuncheng and the continuing financial support from our stockholders or other capital sources. Our management will need to seek additional financing in the future. In addition, the presence of the going concern explanatory paragraph may have an adverse impact on our relationship with third parties with whom we do business, including our customers, vendors and employees and could make it challenging and difficult for us to raise additional debt or equity financing to the extent needed, all of which could have a material adverse impact on our business, results of operations and financial condition. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that our plans will be realized, our management believes that we will be able to continue operations in the future.

Additionally, we cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to achieve profitability will depend in large part on our ability to increase our operating margin, either by growing our revenues at a rate faster than our operating expenses increase, or by reducing our operating expenses, especially our sales and market expenses, as a percentage of our net revenues. Accordingly, we intend to continue to invest in our branding and marketing activities to attract new students. As a result of the foregoing, we believe that we may continue to incur net losses for a period of time in the future.

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Risks Relating to Our Corporate Structure

The draft Foreign Investment Law proposes sweeping changes to the PRC foreign investment legal regime and will likely to have a significant impact on businesses in China controlled by foreign invested enterprises primarily through contractual arrangements, such as our business.

On January 19, 2015, MOFCOM published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Foreign Investment Law, which is open for public comments until February 17, 2015. At the same time, MOFCOM published an accompanying explanatory note of the draft Foreign Investment Law, or the Explanatory Note, which contains important information about the draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested enterprises, or FIEs, primarily through contractual arrangements. The draft Foreign Investment Law is intended to replace the current foreign investment legal regime consisting of three laws: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, as well as detailed implementing rules. The draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed Foreign Investment Law is to regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “Negative List.” Because the Negative List has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment (including our industry). The draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the Negative List may not be able to continue to conduct their operations through contractual arrangements.

There is substantial uncertainty regarding the draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption timeline or effective date of the final form of the law. While such uncertainty exists, we cannot determine whether the new foreign investment law, when it is adopted and becomes effective, will not have a material positive or negative impact on our corporate structure and business.

RISKS RELATED TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without advance notice.

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Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the battery industry, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends. Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for any offering of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China. The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities. The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company. The PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. If any PRC resident stockholder of an offshore holding company fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. In May 2011, the SAFE promulgated new operational rules, known as Notice 19, for the implementation of Circular 75. Failure to comply with the SAFE registration and amendment requirements of Circular 75, as applied by SAFE in accordance with Notice 19 could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Because of uncertainty of how the SAFE notice will be further interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, our subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our PRC resident beneficial holders. Failure by our PRC resident beneficial holders could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

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On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006. These rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These rules implemented greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the rules established reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for any transaction not receiving prior approval, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from an offering of securities into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offering before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur.

Also, if later the CSRC requires that we obtain its approval for any transaction not receiving prior approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

Furthermore, the Circular on establishing the Security Review System for Merger and Acquisition of Domestic Enterprise by Foreign Investors was promulgated by the General Office of the State Council on February 3, 2011 and the Ministry of Commerce issued the corresponding implementation rules on August 25, 2011, as supplemented further in June 17, 2014. According to these rules, a foreign investor’s acquisitions of Chinese companies in the fields of military, energy and resources, infrastructure, important agricultural products, infrastructure, transport service, key technology and major equipment manufacturing, and other restricted fields requires security review by both the National Development and Reform Commission and the relevant local government entities.

Complying with the requirements of the above rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our ability to complete such transactions, which could also affect our ability to expand our business.

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We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises’ Share Transfer (“Circular 698”) that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 - Circular 698) on December 15, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698, which provides parties with a short period of time to comply its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

The SAT issued Bulletin of the State of Taxation [2011] No. 24 (Bulletin) on March 28, 2011, in which various issues regarding the tax administration for non-PRC resident enterprises and clarifications on Circular 698 were addressed. The Bulletin defined some parameters stipulated in Circular 698, which, if a non-resident enterprise were to fall under, would be subject to the Circular requirements including that (a) “foreign investor (party with effective control)” applies to all foreign investors who have indirectly transferred a Chinese resident enterprise and (b) that “effective tax burden” refers to the effective tax imposed on the gains on the share transfer transaction per se. However, the SAT is expected to issue further clarification and guidance with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to determine if we comply with Circular 698.

If we fail to comply with the requirements under Circular 698 and the Bulletin, we may become at risk of being taxed and we may also be required to expend valuable resources to comply with Circular 698 and the Bulletin or to establish that we should not be taxed, which could have a material adverse effect on our financial condition and results of operations.

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The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, China’s Average consumer Price Index was 2.6% in 2013. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. In January 2010, the Chinese government took steps to tighten the availability of credit including ordering banks to increase the amount of reserves they hold and to reduce or limit their lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Because our funds are held in banks that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay suppliers, employees and other creditors, we may be unable to continue in business.

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Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Florida corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our shareholders are treated as income derived from sources within China, then the dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws.

In January 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

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Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which are required in order to comply with U.S. securities laws.

PRC companies have historically not adopted a western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty in hiring new employees in the PRC with such training. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacture and distribution of our products, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China Mainland or Hong Kong: Ms. Jane Yu, Ms. Li Yankuan, Mr. Kunyuan Yang, Mr. Zhao Yuan are residents of China Mainland. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainties exist as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involve significant uncertainties.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure that we will prevail.

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RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no active trading market for our Common Stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is currently traded on the Over the Counter Pink market where we expect it to remain in the foreseeable future. Broker-dealers often decline to trade in OTC Pink stocks given the factors that the markets for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline. We currently do not intend to apply to list on NASDAQ Capital Market or the NYSE MKT, but if we do decide to apply, there is no guarantee that we will meet the specific listing standards of NASDAQ or NYSE MKT.

The market price and trading volume of shares of our Common Stock may be volatile.

When and if an active market develops for our securities, the market price of our Common Stock could fluctuate significantly for many reasons, including reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn; changes in the laws that affect our products or operations; competition; compensation related expenses; application of accounting standards; and our ability to obtain and maintain all necessary regulatory and industry certifications and/or approvals to conduct our business. In addition, when the market price of a company’s shares drops significantly, shareholders could institute securities class action lawsuits against the Company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

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In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulations of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”), once, and if, it starts trading. Our Common Stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Kuncheng Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, without limitation, those risk factors set forth in this report under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ADDITIONAL DISCLOSURE

For additional information that would be required if the Company were filing a general form for registration of securities on Form 10, see Item 2.02 for “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 3.02 for a description of the Company’s securities post-Kuncheng Share Exchange and related discussion of market price, all incorporated by reference herein. Required disclosure regarding the impact of the Kuncheng Share Exchange on the Company’s directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.02, incorporated by reference herein. Attention is also directed to Item 9.01, which provides the audited financial statements of Kuncheng as of June 30, 2017 and for the period from June 30, 2017 and December 31, 2016.

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Item 2.02	Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and the related notes of Kuncheng appearing in Item 9.01 of this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section included in Item 2.01 of this report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

Liaoning Kuncheng Education Investment Co. Ltd. (the “Company”) was incorporated under the laws of People’s Republic of China on March 30, 2016.

The principal activity of the Company is investment of education programs and city construction projects, consultation of education infrastructure information, business management, education information and investment information and service for enterprise startup.

The Company and Liaoning Boqiao Overseas Study Service Ltd Company entered an agreement of purchasing A-LEVELS center as major operation entity, with the consideration of RMB 3,485,250 ($534,531) on April 30, 2016 (referred as the Acquisition Date).

Going Concern

The annual consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of June 30, 2017, the Company has an accumulated loss of $774,830 due to the fact that the Company just started their business.

The balance of related party loans as of June 30, 2017 and 2016 was approximately $11,883 and $4,524 respectively, which accounted for 3.3% and 1.6% of total liabilities as of June 30, 2017 and 2016 respectively.

As of June 30, 2017, the number of students was increasing. Some of graduated students got offers from oversea prestigious universities, therefore, a good reputation of the Company has been built in Shenyang and there is no need to advertise in the future. The Company’s future working capital will be consisted of revenue, external financing and shareholder’s additional investment. The revenue of the company will be increased 5%, 8% and 12% respectively for the coming three years. External financing will be approximately $1.06 million to $1.5 million (RMB 7 million to 10 million). Shareholder’s additional investment will be approximately $0.08 million to $0.11 million (RMB 0.5 million to 0.7 million). The uses of the funds will be new business of the current project and advertisement.

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Results of Operations

Results of Operation for the six months ended June 30, 2017 compared with the six months ended June 30, 2016

Total Revenue

The revenue was $100,634 for the six months ended June 30, 2017, as compared to $51,411 during the six months ended June 30, 2016, representing an increase of $49,223 or 95.7%. The increase of revenue was mainly due to the increase of the number of students. The average charging rate was approximately $13,580 (RMB 92,000) per year.

Expenses

Our general and administrative expenses (“G&A Expenses”) were $126,218 for the six months ended June 30, 2017, mainly for payroll, attorneys and accounting service expenses, as compared to $716,517 for the six months ended June 30, 2016, representing a decrease of $590,299, or 82.4%. The decrease in G&A Expenses was mainly due to the decrease in the acquisition fee of A-Level Center.

Net Income

We recorded a net loss of $91,800 during the six months ended June 30, 2017 as compared to net loss of $677,642 during the six months ended June 30, 2016. The decrease of net loss was mainly due to the decrease of G&A Expenses and the increase of revenue.

Liquidity and Capital Resources

As of June 30, 2017, we had a working capital deficiency of $248,451, an increase of $96,904 as of December 31, 2016, due to the decrease of accounts receivable. Our current liabilities primarily consist of deferred income. Our current assets primarily consist of cash and cash equivalents and accounts receivable.

We believe that, because of our financial condition, our history of losses and negative cash flow from operations, our low stock price and the absence of SEC disclosure relating to us since January 1, 2015 make it difficult for us to raise funds in the debt or equity markets. At present, we do not have working capital that is sufficient to support our operation for the next 12 months. Our primary source of financing, which we have and will continue to rely on, is revenue, capital injection from shareholders, loan and advances from our related parties.

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Cash provided by operating activities was $50,283 during the six months ended June 30, 2017, as compared to cash used in operating activities of $509,034 during the six months ended June 30, 2016. Cash provided by operating activities for the six months ended June 30, 2017 mainly resulted from net loss attributable to the Company of $91,800, added adjustments of net increase in current liabilities (accrued payroll and deferred income, and other payables, taxes payable) of $86,788 and net decrease in accounts receivable, prepaid expenses and other receivables $42,212. Cash used in operating activities during six months ended June 30, 2016 was mainly resulted from net loss attributable to the Company $677,642, added adjustments of increase in current liabilities (other payables and deferred income) of $291,015, and increase in accounts receivable and prepaid expenses of $122,407.

Cash provided by investing activities was nil for the six months ended June 30, 2017 as compared to cash flows provided by investing activities was nil for the six months ended June 30, 2016.

Cash provided by financing activities was nil for the six months ended June 30, 2017, as compared to cash flow provided by financing activities of $534,531 for the six months ended June 30, 2016. Cash provided by financing activities in the six months ended June 30, 2016 resulted from capital injection.

Critical Accounting Policies

Our significant accounting policies are summarized in Notes 2 of our financial statements included in this annual report on Form 10-K for the year ended December 31, 2016. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Recent Accounting Pronouncements

Please refer to Note (v) to Consolidated Financial Statements for the years ended December 31, 2016.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

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Item 3.02	Unregistered Sales of Equity Securities.

On January 3, 2017, pursuant to the terms of the Kuncheng Share Exchange Agreement, we had issued an aggregate of 10 million shares of our Common Stock to Mr. Yang prior to the closing of the Kuncheng Share Exchange. As of the date of this report, the Company issued an additional 10 million shares of our Common Stock to Mr. Yang. Yang and we agreed orally that the remaining 10 million shares of our Common Stock would be issued to Mr. Yang when the registrations of Kuncheng as JV and the Company’s ownership in Kuncheng are completed. In short, on January 3, 2017, the Company issued 23,220,000 share of common stock of which 10,000,000 shares for acquisition, 10,720,000 shares for compensation and 2,500,000 shares for commission. The market price was $0.003. The payment for acquisition was $30,000; for compensation was $32,160 and for commission was $7,500.

On February 3, 2017, the Company issued 1,490,000 share of common stock as a stock compensation. The market price was $0.0022 and the total payment was $3,278.

On February 8, 2017, the Company issued 1,460,000 share of common stock as a stock compensation. The market price was $0.0026 and the total payment was $3,796.

On July 12, 2017, the Company issued 3,250,000 share of common stock as a stock compensation. The market price was $0.0034 and the total payment was $11,050.

On September 1, 2017, the Company issued 4,970,000 share of common stock as a stock compensation. The market price was $0.015 and the total payment was $74,550.

On October 1, 2017, the Company issued 10,890,000 share of common stock as a stock compensation. The market price was $0.0038 and the total payment was $41,382.

On November 1, 2017, the Company issued 3,600,000 share of common stock as a stock compensation. The market price was $0.0038 and the total payment was $13,680.

All of the securities issued pursuant to the Kuncheng Share Exchange Agreement were offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value per share. As of November 10, 2017, there were 196,373,776 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

At the completion of the Kuncheng Share Exchange, which is the date of this report, our officers and directors collectively own approximately 28.44% of the outstanding shares of our Common Stock on an undiluted basis.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades in the OTC Pink marketplace under the symbol “CNCT”. The OTC Pink marketplace is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTC Pink equity security generally is any equity that is not listed or traded on a national securities exchange.

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Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC Pink quotation service. These bid prices represent prices quoted by broker-dealers on the OTC Pink quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2015
Second quarter ended June 30, 2015	$0.03	$0.01
Third quarter ended September 30, 2015	$0.03	$0.01
Fourth quarter ended December 31, 2015	$0.03	$0.01
Fiscal Year 2016
First quarter ended March 31, 2016	$0.00	$0.00
Second quarter ended June 30, 2016	$0.00	$0.00
Third quarter ended September 30, 2016	$0.00	$0.00
Fourth quarter ended December 31, 2016	$0.01	$0.01
Fiscal Year 2017
First quarter ended March 31, 2017	$0.01	$0.0021
Second quarter ended June 30, 2017	$0.0033	$0.0065
Third quarter ended September 30, 2017	$0.0025	$0.0045

Stockholders of Record

As of November 10, 2017 there were 112 stockholders of record of our Common Stock. Our transfer agent is Vstock Transfer LLC.

Dividends

There were no dividends paid during the years ended December 31, 2016 or 2015.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of Common Stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

Because we were a shell company with no operations prior to the close of the Kuncheng Share Exchange, sales of our shares must be compliant with Rule 144(i). Pursuant to Rule 144(i), none of our shares of Common Stock may be sold under Rule 144 until January 28, 2016, which is 12 months after the filing of this current report on Form 8-K reporting the closing of the Kuncheng Share Exchange. Additionally, stockholders may not sell our shares pursuant to Rule 144 unless at the time of the sale, we have filed all reports, other than reports on Form 8-K, required under the Exchange Act with the SEC for the preceding 12 months.

Recent Sales of Unregistered Securities

Except for recent sales of Unregistered Securities disclosed in the Company’s Form 10-K and Form 10-Q filed with the SEC on March 27, 2017 and May 23, 2017; and as disclosed elsewhere in this Item 3.02, there has been no other sales required to be disclosed in this section.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Prior to the Kuncheng Share Exchange, Yankuan Li and Yuan Zhao served as directors of the Company and Ms. Li served as President and Chief Executive Officer. Upon the closing of the aforementioned Kuncheng Share Exchange, Mr. Kunyuan Yang, the principal shareholder of Kuncheng who had held 94.9% of Kuncheng’s ownership prior to the closing of the Kuncheng Share Exchange, was named as a director of the Board. On November 18, 2016, the Board appointed Jane Yu as a member of the Board. Ms. Li and Mr. Zhao remained as members of our Board of Directors.

Upon closing of the Kuncheng Share Exchange, our executive officers and directors are:

Name	Age	Position	Position Since

Yankuan Li	54	President, Chief Executive Officer and Director	January 2007
Kunyuan Yang	32	Director	April 2017
Yuan Zhao	32	Director	March 2012
Jane Yu	41	Chief Financial Officer, Director and Secretary	March 2013 and November 2016

Background of Officers and Directors

The following is a brief summary of the background of each director and executive officer of the Company:

Yankuan Li was appointed as and has been our President, Chief Executive Officer and Director since January 2007. She was appointed as our chief financial officer on April 15, 2010 and then subsequently resigned on March 30, 2012. She has been the Chairman of Guangzhou Global Telecommunication Company Limited since 2005. From 2004-2005, she was the General Manager of Guangzhou YueShen TaiYang Technology Ltd., a subsidiary of Pacificnet Inc. (Nasdaq: PACT). From 2003-2004, she was Managing Director of the phone card division of Guangzhou Trading Center of Renwoxing. From 2000-2003, she was Department Manager of the Industrial and Commercial Bank of China Guangzhou Branch. Ms. Li holds a bachelor degree in Business Management of Beijing United University.

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Yuan Zhao was appointed as our Director on March 30, 2012. Mr. Zhao was the Director of Guangzhou Rongxin Science and Technology Limited, a company mainly engaged in distribution of rechargeable phone cards and prepaid subway tickets in Guangzhou City, China. He was a business consultant for a Singapore investment company, Huantong Singapore Co. Ltd.

Jane Yu, was appointed as our Chief Financial Officer and Secretary on March 5, 2013, and appointed as a director of the Board on November 18, 2016. She has been a manager in the auditing department of Shanghai KRC Business Consulting Co., Ltd. and Shanghai KRC Certified Public Accountant Co., Ltd. since December 2007. From December 2004 to November 2007, Ms. Yu worked as the Project Manager at Wanlong Certified Public Accountants Co., Ltd. From October 1999 to October 2004, Ms. Yu was an accountant at Rheinland (Shanghai) Co., Ltd. Ms. Yu is a Certified Public Accountant and is familiar with U.S. GAAP, IFRS, and PRC GAAP.

Kunyuan Yang was appointed as a director of the Board of Directors upon closing date of the Kuncheng Share Exchange, June 13, 2017. Mr. Kunyuan Yang founded Liaoning Kuncheng Education Investment Co., Ltd. in March 2016 and has been its CEO since then to present. From July 2014 to present, Mr. Yang has been the chairman of Education Magazine for Fop Students, and the chairman of the Center. From November 2012 to July 2014, Mr. Yang was the inspector of Business Department at the Investment Promotion Bureau of the Management Committee of Shenyang European Union Economic Development Zone. From August 2010 to October 2012, he was the executive director of Shenyang Kuncheng Real Estate Development Co., Ltd. Mr. Yang received his Sentosa Hospitality & tourism Advanced Diploma in September 2008, from Temasek Polytechnic in Singapore.

Committees and Meetings

We do not have a standing audit committee of the Board of Directors. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Family Relationships

Mr. Yuan Zhao is the son-in-law of Ms. Yankuan Li, our president and chief executive officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, other than as disclosed below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On October 9, 2014, Dong Liu, the Chairman of the Board of Directors of the Company at that time, commenced an action individually and on behalf of the Company, against Yankuan Li, the Company’s President, Chief Executive Officer and director, Jiewen Li, Yuan Zhao, a director of the Company, and Jane Yu, the Company’s Chief Financial Officer and Secretary.  In this action,  Dong Liu v. Yankuan Li et al., New York County Supreme Court, Index No. 653084/2014, Dong Liu asserted claims sounding in fraud, civil conspiracy to commit fraud, breach of fiduciary duty and unjust enrichment.

Mr. Liu never served the complaint on the individual defendants.  Instead, on November 3, 2014, Dong Liu, by order to show cause, moved for a temporary restraining order and preliminary injunction to enjoin the Company from proceeding with a merger with Jinke, granting Dong Liu unfettered access to the Company’s books and records and permitting him to serve the individual defendants by a method other than those permitted by the New York State Civil Practice and Laws or the Hague Convention on Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.  On November 6, 2014, the New York Supreme Court denied the temporary restraining order and set up a briefing schedule to determine the preliminary injunction.

On February 18, 2015, the court issued a decision denying Dong Liu’s motion for a preliminary injunction and granting the defendants’ motion by dismissing the complaint without prejudice. Since that time, plaintiff has made no effort to re-plead the case or challenge the ruling. Under New York court rules, plaintiff’s time to re-argue the motion or serve notice to appeal has expired.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the two fiscal years ended December 31, 2016 and 2015 and to Kuncheng for the period from March 30, 2016 to December 31, 2016 of the principal executive officer, in addition to our two most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals, as applicable, for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Yankuan Li	2016	$0	0	0	0	0	0	0	$0
CEO and Director	2015	$0	0	0	0	0	0	0	$0

Jane Yu	2016	$10,588	0	0	0	0	0	0	$10,588
CFO	2015	$6,556	0	0	0	0	0	0	$6,556

Kunyuan Yang Director	2016	$0	0	0	0	0	0	0	$0

Outstanding Equity Awards at 2016 Fiscal Year End

There were no outstanding equity awards for the fiscal year ended December 31, 2016.

Director Compensation

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

Employment Agreements

In connection with Ms. Jane Yu’s appointment as Chief Financial Officer and Secretary, we entered into an employment agreement (the “Agreement”) with Ms. Yu to serve in those positions for a period of one year, on a part-time basis. Ms. Yu’s Agreement expires on September 30, 2018 and calls for a monthly salary of RMB 6,000, or approximately $960. Additionally, the Company agreed to issue Ms. Yu 2,000,000 shares of the Common Stock after the Company completes the Kuncheng Share Exchange.

We do not have any other employment agreements with our officers or directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following table presents the balances of the Company due to and from related parties for the period ended June 30, 2017 and fiscal year ended December 31, 2016:

	June 30,	December 31,
Due to related parties	2017	2016

Li, Yankuan	$477,817	$413,152

Total due to related parties	$477,817	$413,152

Ms. Yankuan Li, the Company’s CEO and director, by the Company are non-interest-bearing and payable on demand. The Company did not make any repayment of the loans due in the period ended June 30, 2017 and fiscal year ended December 31, 2016.

The related party arrangements are oral in nature and are not covered by a written agreement. Amounts owing to the Company’s related parties are non-interest-bearing and payable on demand.

The following table presents the balances of the Company due to and from related parties for the years ended December 31, 2016 and 2015:

	December 31,	December 31,
Due to related parties	2016	2015

Li, Yankuan	$413,152	$402,564

Total due to related parties	$413,152	$402,564

Ms. Yankuan Li, the Company’s CEO and director, by the Company are non-interest-bearing and payable on demand. The Company did not make any repayment of the loans due in the fiscal years ended December 31, 2016 and 2015.

The related party arrangements are oral in nature and are not covered by a written agreement. Amounts owing to the Company’s related parties are non-interest-bearing and payable on demand.

Policy for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

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Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE KUNCHENG SHARE EXCHANGE

The following table sets forth certain information regarding the ownership of our capital stock, as of November 10, 2017, for: by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each executive officer and director of the Company, and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of November 10, 2017. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of November 10, 2017 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 03/04, 16/F, Jinke Building, No.17-19, Guangwei Road, Guangzhou, China 510030.

Name and Address	Number of Common Shares Beneficially Owned		Percent of Class (1)
Directors and Officers
Yankuan Li, Chief Executive Officer and Director	21,419,394		10.907%
Yuan Zhao, Director	23,600,000	(2)	12.018%
Qing Yu, Chief Financial Officer, and Director	2,000,000		1.089%
Kunyuan Yang, Director	10,000,000	(4)	5.092%
All directors and executive officers as a group (4 persons)	57,019,394		29.106%

5% Holders
Liu Dong Flat R 10/F Block D, Wylie Court 19 Wylie Path, Yaumatei Kowloon Hong Kong	12,500,000		6.365%
Pamria LLC Pacific Asset Management Two Union Square 601 Union Street Sute #4200 Seattle, WA98101	10,000,000		5.445%
Guangyuan Liu Building 9-10 Junxin Instrustrial Zone Guanlan Sub-District, Huan Guan Nan Road Bao’an District Shenzhan Pr China	16,000,000	(3)	8.148%

(1)	Based on 196,373,776 shares of common stock issued and outstanding as of November 10, 2017.
(2)	Includes 3,500,000 shares held by Mr. Zhao’s wife, Ms. Jiewen Li.
(3)	Includes 6,000,000 shares held by Mr. Liu’s son, Jiexun Liu, and 10,000,000 shares held by Mr. Liu. Mr. Liu is obligated to return the Jinke Issued Shares to the Company for cancellation and receive Rescission Shares pursuant to the Rescission Agreement, and is expected to do so upon closing of the Kuncheng Share Exchange.
(4)	Yang Kunyuan is subject to receiving an additional 20,000,000 shares pursuant to the Kuncheng Share Exchange Agreement upon Closing.

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Item 5.06	Change in Shell Company Status

Prior to the closing of the Kuncheng Share Exchange, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described above in Item 2.01, which is incorporated herein by reference into this Item 5.06, the Company ceased being a shell company upon the completion of the Share Exchange on November 13, 2017.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

FINANCIAL STATEMENTS OF LIAONING KUNCHENGYUAN INTERNET TECHNOLOGY CO. LTD. (FORMERLY KNOWN AS LIAONING KUNCHENG EDUCATION INVESTMENT CO. LTD.)

The audited financial statements of Kuncheng, as of and for the period from March 30, 2016 to December 31, 2016 is provided in Exhibit 99.1.

The unaudited financial statements of Kuncheng, as of and June 30, 2017 and for the period from January 1, 2017 to June 30, 2017 is provided in Exhibit 99.2.

The unaudited pro-forma condensed combined financial statements of Kuncheng and the Company, as of March 31, 2017 and for the period from January 1, 2017 to March 31, 2017 is provided in Exhibit 99.3.

You are encouraged to review the financial statements and related notes of Kuncheng.

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Item 9.01 (d) Exhibits:

Exhibit No.	Exhibit Description

2.1	Share Exchange Agreement dated as of November 15, 2016 by and among the Company, Kuncheng and Kunyuan Yang.

21.1	List of Subsidiaries.

99.1	Audited Financial Statements

99.2	Unaudited Financial Statements

99.3	Unaudited Pro Forma Condensed Combined Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	CHINA TELETECH HOLDING, INC.

	By:	/s/ Yankuan Li
	Name:	Yankuan Li
	Title:	Chief Executive Officer
(principal executive officer and duly authorized officer)

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